Certifications

I, Charles E. Porter, a Principal Executive Officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-CSR of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the financial statements, and other financial information included in each report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in each report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of each report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed to each registrant's auditors and the audit committee of each registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect each registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant's internal control over financial reporting.

Date: February 28, 2006 /s/ Charles E. Porter _______________________ Charles E. Porter Principal Executive Officer

Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-CSR of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the financial statements, and other financial information included in each report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in each report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of each report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed to each registrant's auditors and the audit committee of each registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect each registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant's internal control over financial reporting.

Date: February 28, 2006 /s/ Steven D. Krichmar _______________________ Steven D. Krichmar Principal Financial Officer

Attachment A N-CSR Period (s) ended December 31, 2005

841	Putnam International Equity Fund

2HF	Putnam Small Cap Growth Fund
2CE	Putnam International Growth & Income
Fund
057	Putnam Europe Equity Fund

852	Putnam New Opportunities Fund
377	Putnam Discovery Growth Fund

2PX	Putnam VT American Government
Income Fund
2TP	Putnam VT Capital Appreciation Fund

23K	Putnam VT Capital Opportunities Fund

2TJ	Putnam VT Discovery Growth Fund
961	Putnam VT Diversified Income Fund
23N	Putnam VT Equity Income Fund
2IS	Putnam VT The George Putnam Fund of
Boston
070	Putnam VT Global Asset Allocation Fund
016	Putnam VT Global Equity Fund

066	Putnam VT Growth and Income Fund

2PU	Putnam VT Growth Opportunities Fund

2IW	Putnam VT Health Sciences Fund

067	Putnam VT High Yield Fund

068	Putnam VT Income Fund
2DO	Putnam VT International Equity Fund

2DP	Putnam VT International New
Opportunities Fund

2IO	Putnam VT Investors Fund
23H	Putnam VT Mid Cap Value Fund

069	Putnam VT Money Market Fund
098	Putnam VT New Opportunities Fund

2DR	Putnam VT New Value Fund

2IP	Putnam VT OTC & Emerging Growth
Fund
2LA	Putnam VT Research Fund

2MJ	Putnam VT Small Cap Value Fund

152	Putnam VT Utilities Growth and Income
Fund

2DQ	Putnam VT Vista Fund

065	Putnam VT Voyager Fund
2CE	Putnam VT International Growth &
Income Fund